Exhibit 23







                 CONSENT OF INDEPENDENT AUDITORS


We  consent  to  the incorporation by reference  in  this  Annual
Report  (Form  10-K) of Textron Inc. of our report dated  January
23,  1997, included in the 1996 Annual Report to Shareholders  of
Textron Inc.

Our audits also included the financial statement schedules of Textron Inc. listed in the accompanying Index to Financial Statements and Financial Statement Schedules. These schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statements (Form S-3 No. 33-46501, Form S-3 No. 33-63227, Form S-8 No. 2-78073, Form S-8 No. 2-95413, Form S-8 No.
33-00668,  Form S-8 No. 33-19402, Form S-8 No. 33-37139, Form S-8
No.  33-38094, Form S-8 No. 33-57025, Form S-8 No.  33-63741  and
Form S-8 No. 33-07121) of Textron Inc. and in the related Prospectuses and Prospectus Supplements of our report dated January 23, 1997, with respect to the consolidated financial statements and schedules of Textron Inc. included or incorporated by reference in this Annual Report (Form 10-K) for the year ended December 28, 1996.




/s/ERNST & YOUNG
Boston, Massachusetts
March 13, 1997